Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 5, 2014 (except Note 22, as to which the date is January     , 2015), with respect to the consolidated financial statements and schedule of InfraREIT, L.L.C. included in Amendment No. 3 to the Registration Statement (Form S-11) and related Prospectus of InfraREIT, Inc. dated January 20, 2015.

Ernst & Young LLP

Dallas, Texas

The foregoing consent is in the form that will be signed upon the effectiveness of the reverse share split and reverse unit split as described in Note 22 to the consolidated financial statements.

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 15, 2014, with respect to the consolidated financial statements of Sharyland Utilities, L.P. included in Amendment No. 3 to the Registration Statement (Form S-11) and related Prospectus of InfraREIT, Inc. dated January 20, 2015.

/s/ Ernst & Young LLP

Dallas, Texas

January 20, 2015